EXHIBIT 5.0

HAMILTON, LEHRER AND DARGAN, P.A.
2 EAST CAMINO REAL, SUITE 202
BOCA RATON, FLORIDA 33432
561-416-8956

                                  June 18, 2003

Board of Directors
World Health Alternatives, Inc.
300 Penn Center Boulevard
Pittsburgh, PA 15235
Attn: Marc Roup
Attn: Richard McDonald

Re:  World Health Alternatives, Inc. Registration Statement on Form S-8
     (the "Registration Statement")

Gentlemen:

I have acted as legal counsel to World Health Alternatives, Inc., a Florida corporation, (the "Company") in connection with the registration of 2,750,000 shares of the Company's common stock (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated on or about June 18, 2003.

You have advised us that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended ("Exchange Act").

2. The Shares will be issued to consultants and participants in the Company's
2003 Stock Grant Plan ("Plan") as compensation for their services on behalf of the Company. Such persons have provided or will provide bona-fide services to the Company which are not or will not be in relation to the offer or sale of securities in a capital-raising transaction, and which did not or will not either directly or indirectly promote or maintain a market for the Company's securities.

3. The Shares to be issued to these individuals are pursuant to a corporate resolution and the approval of the Board of Directors of the Company.

In connection with the representation, I have examined such records and documents and made such examinations of law as I have deemed relevant in connection with this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the accuracy of the information supplied to me, subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws involved under the Securities
Act of 1933, as amended, ("the Act"), the Exchange Act, and the rules and regulation promulgated pursuant to these Acts, and in those states of foreign jurisdictions in which the Shares may be sold, I am of the opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to this Plan as described in the Registration Statement.

I hereby consent to the filing of this opinion with the Securities and Exchange
Commission as Exhibit 5.0 to the Registration Statement. In giving this consent,
I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the
Securities and Exchange Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the
State of Florida or the federal law of the United States be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of this Registration Statement. Should you have any questions or comments, please do not hesitate to contact this office.

Very truly yours,

/s/ Hamilton Lehrer and Dargan P.A.
    Hamilton Lehrer and Dargan P.A.